EXHIBIT 99.1

LITHIA MOTORS REPORTS ADJUSTED CONTINUING OPERATIONS EPS OF $0.49 FOR FOURTH QUARTER AND $1.97 FOR FULL YEAR 2011; INCREASES 2012 OUTLOOK

__________________________________________________

LITHIA MOTORS ANNOUNCES SID DEBOER WILL ASSUME THE ROLE OF EXECUTIVE CHAIRMAN; BRYAN DEBOER APPOINTED CEO EFFECTIVE MAY 1, 2012

Medford, Oregon, February 22, 2012 (7:30 a.m. ET) – Lithia Motors, Inc. (NYSE: LAD) today reported the highest fourth quarter net income in company history, and more than doubled earnings for the fourth quarter and full year 2011 over the prior year periods.

2011 fourth quarter adjusted income from continuing operations was $13.0 million, or $0.49 per diluted share. This compares to a 2010 fourth quarter adjusted income from continuing operations of $5.4 million, or $0.20 per diluted share. 2011 full year adjusted income from continuing operations was $1.97 per diluted share as compared to $0.93 per diluted share in 2010.

Unadjusted net income from continuing operations for the fourth quarter of 2011 was $16.4 million or $0.62 per diluted share, compared to $4.2 million or $0.16 per diluted share for 2010. Unadjusted 2011 full year income from continuing operations was $2.09 per diluted share, compared to $0.51 per diluted share for 2010.

As shown in the attached non-GAAP reconciliation table, the 2011 fourth quarter adjusted income from continuing operations is reduced to exclude a benefit of $0.15 per share gain on the sale of real estate offset by a non-core reserve adjustment charge of $0.02 per share. The 2010 fourth quarter adjusted results from continuing operations exclude a non-core charge of $0.04 per share on asset impairments and reserve adjustments.

Fourth quarter 2011 revenue from continuing operations increased $179.4 million, or 33% to $717.5 million, compared to $538.1 million in the fourth quarter of 2010.

Fourth Quarter Year-over-Year Operating Highlights:

•         New vehicle same store sales increased 29%

•         Used vehicle retail same store sales increased 21%

•         Service, body and parts same store sales increased 3%

•         Adjusted SG&A expense as a percentage of gross profit reduced 610 basis points, to 74.6%

For the full year of 2011, revenue from continuing operations increased 30% to $2.7 billion as compared to $2.1 billion in 2010. New vehicle same store sales increased 29%, used vehicle retail same store sales increased 17% and service, body and parts same store sales increased 5%.

“We increased both fourth quarter and full year total same store sales 23%,” said Bryan DeBoer, President and COO of Lithia. “New vehicle same store sales increased 29% in both the fourth quarter and full year 2011.”

Mr. DeBoer continued, “Our team is aligned and focused on continuous improvement. Although we had a successful 2011, we still have opportunities to increase new and used vehicles sales in our markets. Improving customer satisfaction in both our sales and service offerings will be a key objective in 2012.”

Chris Holzshu, SVP and Chief Financial Officer, commented, “We continue our focus on leveraging our expense structure as sales volumes increase. Adjusted SG&A as a percentage of gross profit was 72.9% for the full year, an improvement of 530 basis points over our 2010 results. Our team has remained vigilant to ensure the fixed expenses we took out of the business do not return as sales volumes recover. We believe we can continue to improve our leverage and have a goal to lower full year SG&A to gross profit into the 70% range.”

CEO Succession

Effective May 1, 2012, Bryan DeBoer, President and COO, will be promoted to Chief Executive Officer. Sid DeBoer, Founder, Chairman and CEO, will assume the role of Executive Chairman and remain Chairman of the Board.

Bryan DeBoer has served as President and COO since 2007, and has been directly responsible for Lithia’s operational performance. Bryan has been a Lithia employee for over 26 years, starting in retail sales and moving into corporate development roles. With the promotion to CEO, Bryan will expand his responsibilities to include strategy and vision for the organization. Sid DeBoer will continue to serve Lithia in an executive capacity, including strategic oversight, manufacturer relations, governmental relations and business development.

Commenting on the changes, Tom Becker, Lead Independent Director stated, “This transition is part of our plan to position the next generation of Lithia’s leaders for success. Under Bryan’s direction as COO, the team has outperformed the overall automotive retail sector. The Board of Directors believes the time is right for this change. We look forward to continued success in the future and feel that Lithia has never been better positioned to prosper under the leadership of Bryan as CEO and Sid as Founder and Executive Chairman.”

Corporate Development

Lithia is pleased to announce the addition of a Scion franchise to our existing Toyota store in Billings, Montana. Additionally, Lithia has relocated MINI of Portland from our BMW store in Portland, Oregon to a stand-alone location in Beaverton, Oregon and relocated Subaru of Spokane from our BMW store to a stand-alone location in Spokane, Washington.

Balance Sheet Update

Lithia ended the period with $21 million in cash, $10 million in available credit on our credit facility and $66 million in unfinanced new vehicle inventory. In total, this represents approximately $97 million in available liquidity.

Dividend Payment

Lithia announced that the Board of Directors has approved a dividend of $0.07 per share for the fourth quarter 2011. Lithia will pay the dividend March 23, 2012 to shareholders of record on March 9, 2012.

Updated Outlook for 2012

Commenting on Lithia’s outlook for the future, Sid DeBoer, Chairman and CEO, stated, “We expect that 2012 will be another year of increased vehicle sales due to several factors. As consumer credit availability for auto loans increases, the population of vehicles in operation continues to age, and the number of vehicles being scrapped each year is at or above current new vehicle sales levels, a multi-year expansion of vehicle sales lies ahead. Additionally, new and innovative products with improved safety and fuel efficiency features are an additional catalyst to increased sales.”

Lithia projects its 2012 first quarter earnings within a range of $0.41 to $0.43 per diluted share. Full-year 2012 earnings are projected within a range of $2.06 to $2.16 per diluted share. Both projections are based on the following annual assumptions:

  Total revenues in range of $2.9 to $3.1 billion
  New vehicle same store sales increasing 10.8%
  New vehicle gross margin ranging from 7.4% to 7.6%
  Used vehicle same store sales increasing 10.5%
  Used vehicle gross margin ranging from 14.3% to 14.5%
  Service body and parts same store sales increasing 2.0%
  Service body and parts gross margin ranging from 48.3% to 48.5%
  Finance and insurance gross profit of $1,000 per unit
  Tax rate of 40%
  Average diluted shares outstanding of 26.6 million
  Capital expenditures of $44 million
  Guidance excludes the impact of future acquisitions, dispositions, and any potential non-core items

Fourth Quarter Earnings Conference Call and Updated Presentation

The fourth quarter conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the fourth quarter results has been added to Investor Relations on www.lithia.com.

To listen live on our website or for replay, visit Investor Relations on www.lithia.com and click on webcasts. A playback of the conference call will be available after 1:00 p.m. ET on February 22, 2012 through March 7, 2012 by calling 877-660-6853 (Conference ID: 387816, Account: 305).

About Lithia

Lithia Motors, Inc. is the ninth largest automotive retailer in the United States. Lithia sells 25 brands of new and all brands of used vehicles at 86 stores, which are located in 11 states. Lithia also arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

For additional information on Lithia Motors, contact John North, VP Finance and Controller at (541) 618-5748.

Sites

www.lithia.com

www.lithiacareers.com

www.assuredservice.com

Lithia Motors on Facebook

http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter

http://twitter.com/lithiamotors

Source: Lithia Motors, Inc.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. Forward-looking statements in this press release include our guidance regarding first quarter and full year 2012 results, estimated new vehicle inventory and sales levels and the sustainability of future incremental operating leverage. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks" or "will." These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors, including without limitation, future economic conditions and others set forth from time to time in the company's filings with the SEC. We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook, which are made as of the date of this release.

Non-GAAP Financial Measures

This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as adjusted net income and diluted earnings per share from continuing operations, adjusted service, body and parts margin, adjusted gross margin, adjusted SG&A as a percentage of revenues and gross profit, adjusted operating margin, adjusted operating profit as a percentage of gross profit, and adjusted pre-tax margin. These measures exclude certain items disclosed in the attached financial tables. Cash flows from operations were adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, the Company has provided reconciliations of these measures to the most directly comparable GAAP measures, which are set forth in the attachments to this release. The Company believes that each of the foregoing non-GAAP financial measures improves the transparency of the Company's disclosure, provides a meaningful presentation of the Company's results from its core business operations excluding adjustments for items not related to the Company's ongoing core business operations or other non-cash adjustments, and improves the period-to-period comparability of the Company's results from its core business operations. These presentations are not intended to provide net income, cash flows from operations, operating income, selling, general and administrative costs, or cost of sales in accordance with GAAP and should not be considered an alternative to GAAP measures.

Lithia Motors, Inc.

Consolidated Statements of Operations (Unaudited)

(In thousands except per share data)

	Three Months Ended			%
	December 31,		Increase	Increase
	2011	2010	(Decrease)	(Decrease)
Revenues:
New vehicle retail	$ 394,570	$ 280,467	$ 114,103	40.7%
Used vehicle retail	175,284	136,008	39,276	28.9
Used vehicle wholesale	35,925	27,562	8,363	30.3
Finance and insurance	22,920	16,776	6,144	36.6
Service, body and parts	84,799	74,184	10,615	14.3
Fleet and other	3,980	3,087	893	28.9
Total revenues	717,478	538,084	179,394	33.3
Cost of sales:
New vehicle retail	364,535	258,472	106,063	41.0
Used vehicle retail	151,799	117,553	34,246	29.1
Used vehicle wholesale	35,957	27,618	8,339	30.2
Service, body and parts	45,009	40,035	4,974	12.4
Fleet and other	3,581	2,623	958	36.5
Total cost of sales	600,881	446,301	154,580	34.6
Gross profit	116,597	91,783	24,814	27.0
Other Asset Impairments	504	550	(46)	(8.4)
SG&A expense	81,396	74,751	6,645	8.9
Depreciation and amortization	4,156	4,109	47	1.1
Income from operations	30,541	12,373	18,168	146.8
Floor plan interest expense	(2,753)	(2,117)	636	30.0
Other interest expense	(3,550)	(3,719)	(169)	(4.5)
Other income, net	233	65	168	258.5
Income from continuing operations before income taxes	24,471	6,602	17,869	270.7
Income tax expense	(8,108)	(2,363)	5,745	243.1
Income tax rate	33.1%	35.8%
Income from continuing operations	$ 16,363	$ 4,239	$ 12,124	286.0%
Income from discontinued operations	2,403	140	2,263	NM
Net income	$ 18,766	$ 4,379	$ 14,387	328.5%

Diluted net income per share:
Continuing operations	$ 0.62	$ 0.16	$ 0.46	287.5%
Discontinued operations	0.09	-	0.09	NM
Net income per share	$ 0.71	$ 0.16	$ 0.55	343.8%

Diluted shares outstanding	26,442	26,540	(98)	(0.4)%

NM– not meaningful

Lithia Motors, Inc.

Key Performance Metrics (Unaudited)

	Three Months Ended			%
	December 31,		Increase	Increase
	2011	2010	(Decrease)	(Decrease)
Gross margin
New vehicle retail	7.6%	7.8%	(20) bps
Used vehicle retail	13.4	13.6	(20) bps
Used vehicle wholesale	(0.1)	(0.2)	10 bps
Finance and insurance	100.0	100.0	- bps
Service, body and parts	46.9	46.0	90 bps
Fleet and Other	10.0	15.0	(500) bps
Gross profit margin	16.3	17.1	(80) bps

Unit sales
New vehicle retail	11,515	8,596	2,919	34.0%
Used vehicle retail	10,092	8,106	1,986	24.5
Used vehicle wholesale	4,388	3,569	819	22.9
Total units sold	25,995	20,271	5,724	28.2

Average selling price
New vehicle retail	$ 34,266	$ 32,628	$ 1,638	5.0%
Used vehicle retail	17,369	16,779	590	3.5
Used vehicle wholesale	8,187	7,723	464	6.0

Average gross profit per unit
New vehicle retail	$ 2,608	$ 2,559	$ 49	1.9%
Used vehicle retail	2,327	2,277	50	2.2
Used vehicle wholesale	(7)	(16)	9	NM
Finance and insurance	1,061	1,004	57	5.7

Revenue mix
New vehicle retail	55.0%	52.1%
Used vehicle retail	24.4	25.3
Used vehicle wholesale	5.0	5.1
Finance and insurance, net	3.2	3.1
Service, body and parts	11.8	13.8
Fleet and other	0.6	0.6

Other metrics
SG&A as a % of revenue	11.4%	13.9%	(250) bps
SG&A as a % of gross profit	69.8	81.4	(1,160) bps
Operating profit as a % of revenue	4.3	2.3	200 bps
Operating profit as a % of gross profit	26.2	13.5	1,270 bps
Pretax margin	3.4	1.2	220 bps

NM– not meaningful

Lithia Motors, Inc.

Same Store Operating Highlights (Unaudited)

(In thousands except per unit data)

	Three Months Ended			%
	December 31,		Increase	Increase
	2011	2010	(Decrease)	(Decrease)
Revenues
New vehicle retail	$ 361,968	$ 281,179	$ 80,789	28.7%
Used vehicle retail	164,644	135,824	28,820	21.2
Used vehicle wholesale	33,967	27,548	6,419	23.3
Finance and insurance	21,745	15,768	5,977	37.9
Service, body and parts	76,164	74,185	1,979	2.7
Fleet and Other	3,498	2,920	578	19.8
Total revenues	661,986	537,424	124,562	23.2

Gross profit (loss)
New vehicle retail	$ 27,002	$ 21,705	$ 5,297	24.4%
Used vehicle retail	22,313	18,459	3,854	20.9
Used vehicle wholesale	(20)	(60)	40	66.7
Finance and insurance	21,745	15,768	5,977	37.9
Service, body and parts	35,600	34,675	925	2.7
Fleet and Other	(50)	59	(109)	NM
Total gross profit	106,590	90,606	15,984	17.6

Unit sales
New vehicle retail	10,761	8,616	2,145	24.9%
Used vehicle retail	9,659	8,089	1,570	19.4
Used vehicle wholesale	4,225	3,564	661	18.5
Total units sold	24,645	20,269	4,376	21.6

Average selling price
New vehicle retail	$ 33,637	$ 32,635	$ 1,002	3.1%
Used vehicle retail	17,046	16,791	255	1.5
Used vehicle wholesale	8,039	7,730	309	4.0

Average gross profit (loss) per unit
New vehicle retail	$ 2,509	$ 2,519	$ (10)	(0.4)%
Used vehicle retail	2,310	2,282	28	1.2
Used vehicle wholesale	(5)	(17)	12	70.6
Finance and insurance	1,065	944	121	12.8

NM – not meaningful

Lithia Motors, Inc.

Consolidated Statements of Operations (Unaudited)

(In thousands except per share data)

	Twelve Months Ended			%
	December 31,		Increase	Increase
	2011	2010	(Decrease)	(Decrease)
Revenues:
New vehicle retail	$1,426,888	$1,038,321	$ 388,567	37.4%
Used vehicle retail	695,796	566,803	128,993	22.8
Used vehicle wholesale	130,720	105,714	25,006	23.7
Finance and insurance	85,852	65,274	20,578	31.5
Service, body and parts	325,658	284,170	41,488	14.6
Fleet and other	34,446	11,706	22,740	194.3
Total revenues	2,699,360	2,071,988	627,372	30.3
Cost of sales:
New vehicle retail	1,316,413	953,186	363,227	38.1
Used vehicle retail	595,178	486,739	108,439	22.3
Used vehicle wholesale	130,167	105,070	25,097	23.9
Service, body and parts	168,538	147,119	21,419	14.6
Fleet and other	31,526	10,015	21,511	214.8
Total cost of sales	2,241,822	1,702,129	539,693	31.7
Gross profit	457,538	369,859	87,679	23.7
Asset impairment charges	1,376	15,301	(13,925)	(91.0)
SG&A expense	327,545	290,833	36,712	12.6
Depreciation and amortization	16,626	17,154	(528)	(3.1)
Income from operations	111,991	46,571	65,420	140.5
Floor plan interest expense	(10,584)	(10,325)	259	2.5
Other interest expense	(12,928)	(14,545)	(1,617)	(11.1)
Other income, net	696	419	277	66.1
Income from continuing operations before income taxes	89,175	22,120	67,055	303.1
Income tax expense	(33,408)	(8,589)	24,819	289.0
Income tax rate	37.5%	38.8%
Income from continuing operations	$ 55,767	$ 13,531	$ 42,236	312.1%
Income from discontinued operations	3,093	188	2,905	NM
Net income	$ 58,860	$ 13,719	$ 45,141	329.0%

Diluted net income per share:
Continuing operations	$ 2.09	$ 0.51	$ 1.58	309.8%
Discontinued operations	0.12	0.01	0.11	NM
Net income per share	$ 2.21	$ 0.52	$ 1.69	325.0%

Diluted shares outstanding	26,664	26,279	385	1.5%

NM – not meaningful

Lithia Motors, Inc.

Key Performance Metrics (Unaudited)

	Twelve Months Ended
	December 31,		Increase	% Increase
	2011	2010	(Decrease)	(Decrease)
Gross margin
New vehicle retail	7.7%	8.2%	(50) bps
Used vehicle retail	14.5	14.1	40 bps
Used vehicle wholesale	0.4	0.6	(20) bps
Finance and insurance	100.0	100.0	- bps
Service, body and parts	48.2	48.2	- bps
Fleet and Other	8.5	14.4	(590) bps
Gross profit margin	16.9	17.9	(100) bps

Unit sales
New vehicle retail	43,273	32,664	10,609	32.5%
Used vehicle retail	40,457	33,869	6,588	19.5
Used vehicle wholesale	16,439	13,906	2,533	18.2
Total units sold	100,169	80,439	19,730	24.5

Average selling price
New vehicle retail	$ 32,974	$ 31,788	$ 1,186	3.7%
Used vehicle retail	17,198	16,735	463	2.8
Used vehicle wholesale	7,952	7,602	350	4.6

Average gross profit per unit
New vehicle retail	$ 2,553	$ 2,606	$ (53)	(2.0)%
Used vehicle retail	2,487	2,364	123	5.2
Used vehicle wholesale	34	46	(12)	(26.1)
Finance and insurance	1,025	981	44	4.5

Revenue mix
New vehicle retail	52.9%	50.1%
Used vehicle retail	25.8	27.4
Used vehicle wholesale	4.8	5.1
Finance and insurance, net	3.2	3.1
Service, body and parts	12.0	13.7
Fleet and other	1.3	0.6

Other metrics
SG&A as a % of revenue	12.1%	14.0%	(190) bps
SG&A as a % of gross profit	71.6	78.6	(700) bps
Operating profit as a % of revenue	4.1	2.2	190 bps
Operating profit as a % of gross profit	24.5	12.6	1,190 bps
Pretax margin	3.3	1.1	220 bps

Lithia Motors, Inc.

Same Store Operating Highlights (Unaudited)

(In thousands except per unit data)

	Twelve Months Ended
	December 31,		Increase	% Increase
	2011	2010	(Decrease)	(Decrease)
Revenues
New vehicle retail	$ 1,341,171	$1,039,886	$ 301,285	29.0%
Used vehicle retail	658,586	563,587	94,999	16.9
Used vehicle wholesale	125,324	104,292	21,032	20.2
Finance and insurance	81,335	62,433	18,902	30.3
Service, body and parts	296,655	283,636	13,019	4.6
Fleet and Other	26,132	11,122	15,010	135.0
Total revenues	2,529,203	2,064,956	464,247	22.5

Gross profit
New vehicle retail	$ 102,639	$ 84,773	$ 17,866	21.1%
Used vehicle retail	95,955	79,405	16,550	20.8
Used vehicle wholesale	472	782	(310)	(39.6)
Finance and insurance	81,335	62,433	18,902	30.3
Service, body and parts	140,218	135,090	5,128	3.8
Fleet and Other	604	204	400	196.1
Total gross profit	421,223	362,687	58,536	16.1

Unit sales
New vehicle retail	41,144	32,703	8,441	25.8%
Used vehicle retail	38,762	33,646	5,116	15.2
Used vehicle wholesale	15,942	13,769	2,173	15.8
Total units sold	95,848	80,118	15,730	19.6

Average selling price
New vehicle retail	$ 32,597	$ 31,798	$ 799	2.5%
Used vehicle retail	16,991	16,751	240	1.4
Used vehicle wholesale	7,861	7,574	287	3.8

Average gross profit per unit
New vehicle retail	$ 2,495	$ 2,592	$ (97)	(3.7)%
Used vehicle retail	2,475	2,360	115	4.9
Used vehicle wholesale	30	57	(27)	(47.4)
Finance and insurance	1,018	941	77	8.2

Lithia Motors, Inc.

Non-GAAP Performance Metrics (Unaudited)

	Three Months Ended
	December 31,		Increase
	2011	2010	(Decrease)
Adjusted gross margin
Service, body and parts	48.0%	47.4%	60 bps
Gross profit margin	16.4	17.3	(90) bps

Adjusted other metrics
SG&A as a % of revenue	12.2%	13.9%	(170) bps
SG&A as a % of gross profit	74.6	80.7	(610) bps
Operating profit as a % of revenue	3.6	2.6	100 bps
Operating profit as a % of gross profit	21.9	14.9	700 bps
Pretax margin	2.7	1.5	120 bps

	Twelve Months Ended
	December 31,		Increase
	2011	2010	(Decrease)
Adjusted gross margin
Service, body and parts	48.5%	48.6%	(10) bps
Gross profit margin	17.0	17.9	(90) bps

Adjusted other metrics
SG&A as a % of revenue	12.4%	14.0%	(160) bps
SG&A as a % of gross profit	72.9	78.2	(530) bps
Operating profit as a % of revenue	4.0	3.1	90 bps
Operating profit as a % of gross profit	23.4	17.2	620 bps
Pretax margin	3.1	1.9	120 bps

Lithia Motors, Inc.
Other Highlights (Unaudited)

	As of December 31,		Increase
	2011	2010	(Decrease)
Days Supply(1)
New vehicle inventory	62	74	(12) days
Used vehicle inventory	52	53	(1) day

(1) Days supply calculated based on current inventory levels, excluding in-transit vehicles, and a 30-day historical cost of sales level.

Financial covenants
	Requirement	As of December 31, 2011
Current ratio	Not less than 1.20 to 1	1.44 to 1
Fixed charge coverage ratio	Not less than 1.20 to 1	1.39 to 1
Liabilities to tangible net worth ratio	Not more than 4.00 to 1	2.72 to 1
Funded debt restriction	Not more than $310 million	$199.9 million

Lithia Motors, Inc.

Revenue Mix (Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2011	2010	2011	2010
New vehicle unit sales brand mix
Chrysler	31.4%	31.1%	32.3%	29.9%
General Motors	16.0	15.5	16.8	17.2
BMW, Mini	11.0	9.8	10.1	9.3
Toyota	10.2	12.5	10.5	12.2
Ford	6.6	6.1	6.2	6.1
Mercedes	5.8	2.6	3.7	2.3
Honda, Acura	4.8	7.3	5.6	7.2
Subaru	4.5	4.8	4.2	4.5
Hyundai	3.4	3.6	3.9	4.1
Nissan	2.3	2.5	2.7	2.7
Volkswagen, Audi	2.2	2.4	2.1	2.5
Kia	0.7	0.9	0.8	0.9
Other	1.1	0.9	1.1	1.1

	Three months ended		Twelve months ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenue geographic mix
Texas	23.7%	24.6%	24.2%	25.3%
Oregon	22.6	16.1	20.4	15.5
California	9.8	10.6	9.9	10.7
Washington	9.5	10.5	9.6	10.4
Alaska	8.1	9.3	9.1	10.3
Montana	7.8	8.7	8.2	7.8
Idaho	5.6	6.0	5.8	6.4
Iowa	5.1	6.0	5.1	6.1
Nevada	4.5	4.6	4.4	4.3
North Dakota	2.3	2.5	2.2	2.2
New Mexico	1.0	1.1	1.1	1.0

	As of February 24, 2012
Current store count mix	# of stores	% of total
Chrysler	22	25.6%
General Motors	12	14.0
Honda, Acura	9	10.5
Toyota	8	9.3
BMW, MINI	8	9.3
Hyundai	6	7.0
Ford	5	5.8
Nissan	4	4.6
Mercedes	3	3.5
Subaru	3	3.5
Volkswagen, Audi	2	2.3
Kia	2	2.3
Other	2	2.3

Lithia Motors, Inc.

Consolidated Balance Sheets (Unaudited)

(In thousands except per share data)

	December 31, 2011	December 31, 2010
Cash and cash equivalents	$ 20,851	$ 9,306
Trade receivables, net	99,407	75,011
Inventories, net	506,484	415,228
Deferred income taxes	4,730	2,937
Other current assets	16,719	6,062
Total current assets	$ 648,191	$ 508,544

Property and equipment, net	373,779	362,433
Goodwill	18,958	6,186
Franchise value	59,095	45,193
Deferred income taxes	29,270	39,524
Other non-current assets	16,840	9,796
Total assets	$ 1,146,133	$ 971,676

Floor plan notes payable	$ 343,940	$ 251,257
Current maturities of long-term debt	8,221	12,081
Trade payables	31,712	23,747
Accrued liabilities	72,711	58,784
Total current liabilities	$ 456,584	$ 345,869

Long-term debt	278,653	268,693
Deferred revenue	25,146	20,158
Other long-term liabilities	18,629	16,739
Total liabilities	$ 779,012	$ 651,459

Class A common stock	279,366	284,807
Class B common stock	468	468
Additional paid-in capital	10,918	10,972
Accumulated other comprehensive loss	(4,508)	(4,869)
Retained earnings	80,877	28,839
Total liabilities & stockholders' equity	$ 1,146,133	$ 971,676

Lithia Motors, Inc.

Summarized Cash Flow from Operations (Unaudited)

(In thousands)

	Twelve Months Ended
	December 31,
	2011	2010
Net income	$ 58,860	$ 13,719

Adjustments to reconcile net income to net cash used in operating activities:
Asset impairments	1,376	15,301
Depreciation and amortization	16,626	17,154
Depreciation and amortization
within discontinued operations	322	432
Stock-based compensation	2,001	2,419
Gain on disposal of assets	(6,495)	(107)
(Gain) loss from disposal activities within discontinued operations Deferred income taxes	(4,396) 8,093	301 (2,131)
Excess tax benefit from share-based payment arrangements	(525)	(264)
Increase:
Trade receivables, net	(22,503)	(22,881)
Inventories	(78,202)	(68,305)
Other current assets	(13,111)	(1,633)
Other non-current assets	(1,108)	(2,029)
Decrease:
Floor plan notes payable	13,510	10,550
Trade payables	5,998	4,960
Accrued liabilities	11,605	10,029
Other long-term liabilities and deferred revenue	7,183	1,155
Net cash used in operating activities	$ (766)	$ (21,330)

Lithia Motors, Inc.

Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)

(In thousands)

	Twelve Months Ended
	December 31,
Net cash used in operating activities	2011	2010
As reported	$ (766)	$ (21,330)
Floor plan notes payable, non-trade	63,145	24,090
Adjusted	$ 62,379	$ 2,760

Lithia Motors, Inc.

Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)

(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31		December 31,
	2011	2010	2011	2010
Service, body and parts cost of sales
As reported	$45,009	$40,035	$168,538	$147,119
Reserve adjustments	(950)	(1,040)	(950)	(1,040)
Adjusted	$44,059	$38,995	$167,588	$146,079

Selling, general & administrative
As reported	$81,396	$ 74,751	$327,545	$290,833
Disposal gain	6,301	47	6,881	419
Reserve adjustments	-	96	-	(1,238)
Adjusted	$87,697	$ 74,894	$334,426	$290,014

Income from operations
As reported	$30,541	$12,373	$111,991	$46,571
Impairments and disposal (gain) loss	(5,797)	503	(5,505)	14,882
Reserve adjustments	950	944	950	2,278
Adjusted	$25,694	$13,820	$107,436	$63,731

Income from continuing operations before income taxes
As reported	$24,471	$6,602	$89,175	$22,120
Impairments and disposal (gain) loss	(5,797)	503	(5,505)	14,882
Reserve adjustments	950	944	950	2,278
Adjusted	$19,624	$8,049	$84,620	$39,280

Lithia Motors, Inc.

Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)

(In thousands except per share data)

Adjusted net income and diluted earnings per share

	Three Months Ended December 31,
	Net income		Diluted earnings per share
	2011	2010	2011	2010
Continuing Operations
As reported	$16,363	$4,239	$0.62	$0.16
Impairments and disposal (gain) loss	(3,908)	435	(0.15)	0.02
Reserve adjustments	591	773	0.02	0.02
Adjusted	$13,046	$5,447	$0.49	$ 0.20

Discontinued Operations
As reported	$2,403	$140	$0.09	-
Disposal gain	(2,604)	-	(0.10)	-
Adjusted	$(201)	$140	$(0.01)	-

Consolidated Operations
As reported	$18,766	$4,379	$0.71	$0.16
Adjusted	12,845	5,587	0.48	0.20

	Twelve Months Ended December 31,
	Net income		Diluted earnings per share
	2011	2010	2011	2010
Continuing Operations
As reported	$55,767	$13,531	$2.09	$0.51
Impairments and disposal (gain) loss	(3,732)	9,166	(0.14)	0.35
Reserve adjustments	591	1,496	0.02	0.07
Adjusted	$52,626	$24,193	$1.97	$0.93

Discontinued Operations
As reported	$3,093	$188	$0.12	$0.01
Impairments and disposal (gain) loss	(2,665)	181	(0.10)	-
Adjusted	$428	$369	$0.02	$0.01

Consolidated Operations
As reported	$ 58,860	$13,719	$2.21	$0.52
Adjusted	53,054	24,562	1.99	0.94